Exhibit 10.2

AMENDMENT TO OFFER LETTER

This Amendment (this “Amendment”), effective as of the 26th day of January 2024, to the Offer Letter, dated April 11, 2023 (the “Offer Letter”), by and between bioAffinity Technologies, Inc. (the “Company”) and Michael Dougherty (“Dougherty”). Capitalized terms used herein without definition shall have the meanings assigned in the Offer Letter.

WHEREAS, the Company and Dougherty desire to amend the Offer Letter to provide that the equity award issued to Dougherty pursuant thereto will vest in full upon a Change in Control (as defined in the Company’s 2014 Equity Incentive Plan, as amended).

NOW THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Offer Letter as follows:

1. Amendment. The following shall be inserted prior to the penultimate sentence in the fourth paragraph of the Offer Letter:

“Notwithstanding anything herein to the contrary, the Equity Grant will vest (meaning the restrictions on the restricted stock will lapse) in full upon and immediately prior to a Change in Control (as defined in the Company’s 2014 Equity Incentive Plan, as amended).”

2. Severability. The provisions of this Amendment are severable and if any part of it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3. No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment is made and shall be construed and performed under the laws of the State of Texas without regard to its choice or conflict of law principles and the parties agree to Texas as the exclusive venue for any disputes arising hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Offer Letter to be duly executed as of the day and year first above written.

BIOAFFINITY TECHNOLOGIES, INC.

By:	/s/ Maria Zannes
Name:	Maria Zannes
Title:	President and Chief Executive Officer

By:	/s/ Michael Dougherty
Michael Dougherty